 3:
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2005

PFF BANCORP, INC. (Exact name of registrant as specified in its charter)

Delaware	0-27404	95-4561623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 South Garey Avenue Pomona, CA (Address of principal executive offices)		91766 (Zip Code)

Registrant's telephone number, including area code: (909) 623-2323

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

At our 2004 Annual Meeting of Shareholders, we adopted the PFF Bancorp, Inc. 2004 Equity Incentive Plan.  In implementing the plan and evaluating our compensation structure, the Employee Compensation and Benefits Committee (the “Committee”) has elected to emphasize incentive based awards which vest based on the achievement of specific financial performance targets over awards which vest based on the passage of time, as had been our previous practice.  In this regard, the Committee has made performance-based stock awards which are designed based upon the following underlying principles:

  100 percent of the stock awards to executives under this program are performance-based.  No awards to executives vest based solely on the passage of time.

  The performance criteria are based on the metrics that the Committee believes lead to sustainable increases in shareholder value.

  The use of a multi-year performance measurement period provides incentives for participants to focus on sustainable results as opposed to short-term metrics.

  The use of cliff-vesting assists in the retention of key management personnel.

  The establishment of minimum stock ownership requirements assists in maintaining an alignment of management interests with those of our shareholders.

The Committee believes these principles help to ensure that our management compensation structure remains closely aligned with the value that management creates for our shareholders.

Item 1.01        Entry into a Material Definitive Agreement.

Performance-Based Awards

On May 24, 2005, certain employees, including executive officers, of PFF Bancorp, Inc. (the “Registrant”), were granted performance-based awards pursuant to the Registrant’s 2004 Equity Incentive Plan (the “Plan”).  The awards were granted by the Employee Compensation and Benefits Committee (the “Committee”) of the Registrant’s Board of Directors as administrator of the Plan.  Three sets of awards were granted, the first payable after March 31, 2006 (the “2006 Awards”), the second payable after March 31, 2007 (the “2007 Awards”) and the third payable after March 31, 2008 (the “2008 Awards”).

The awards are payable in shares of the Registrant’s common stock.  Vesting and payment of the awards will occur only upon the achievement by the Registrant of certain financial targets during a performance measuring periods.  The measurement period for the 2006 Awards begins on April 1, 2003 and ends on March 31, 2006.  The measurement period for the 2007 Awards begins on April 1, 2004 and ends on March 31, 2007.  The measurement period for the 2008 Awards begins on April 1, 2005 and ends March 31, 2008.  The Registrant must achieve certain targets in three of the following six performance criteria during the applicable measurement period for awards to be vested: (i) return on average equity, (ii) total return, (iii) diluted earnings per share growth percentage, (iv) efficiency ratio, (v) increase in number of deposit households, and (vi) growth in the “Four-Cs” (commercial, construction and land, commercial real estate and equity based consumer loans).  Notwithstanding the foregoing, no award will vest and be paid if the Registrant does not achieve the financial target in the diluted earnings per share growth percentage category.  If three of the six performance criteria (including diluted earnings per share growth percentage) are met, a pro-rata portion of the awards are earned in a manner such that for the full number of shares specified in the table below to be earned, the Registrant must achieve the specified targets for all six performance criteria.

The plans require participants who, from the time an award is granted to the applicable measurement date, have effected a net reduction in share ownership of the Registrant’s common stock to hold certain specified numbers of shares of the Registrant’s common stock in order for awards to be payable.  This requirement will not apply in certain situations where a participant has decreased his or her share ownership in order to satisfy the payment of taxes resulting from the vesting or exercise of a previous stock award or stock option.

In addition, awards are payable only if the recipient is employed by the Registrant, or an affiliate, on the final date of the respective measurement period, unless such recipient has terminated service due to death or Disability (as defined in the Plan) in which case the award will be pro-rated and paid as if a Change in Control (as defined in the Plan) has occurred.  Upon a Change in Control, a pro-rata distribution of the awards then earned vest and are payable with the performance criteria being measured as of the last completed calendar quarter.

The number of shares of the Registrant’s common stock to be issued pursuant to the awards is computed using all six or the performance criteria categories.  The table below sets forth the minimum and maximum number of shares of common stock to be granted to each of the Registrant’s executive officers, other employees in the aggregate, and the total number of shares to be granted in each year under the Plan assuming the performance targets described above are met.

                                       2006                                         2007                                2008

Name                             Minimum           Maximum     Minimum      Maximum    Minimum   Maximum

Larry M. Rinehart,                4,782           20,325            9,708               41,265          14,490        61,950
President and Chief
Executive Officer

Kevin McCarthy,
Senior Vice President          2,630              8,669            5,340                 17,601         7,970        26,270

Gregory C. Talbott,
Executive Vice President,    2,630             8,669              5,340                17,601       7,970         26,270
Chief Financial Officer
and Treasurer

Gerald W. Groene,
Senior Vice President,          1,673            5,379              3,397                  10,921       5,070        16,300
Chief Lending Officer

Gilbert F. Smith, Senior        1,436             4,184             2,915                    8,496        4,350         12,680
Vice President and
General Counsel

Other employees                  11,152         24,836             22,620                 50,434      33,770        74,910

Total                                       24,303        72,062             49,320                 146,318    73,620        218,380

Forms of the 2006 Award Agreement, the 2007 Award Agreement and the 2008 Award Agreement are filed herewith.

Annual Incentive Plans

On May 24, 2005, the Committee also approved annual incentive plans for the Registrant (the “Bancorp Plan”) and PFF Bank & Trust (the “Bank Plan”) for the fiscal year ended March 31, 2006.  Executive officers of the Registrant are eligible to participate in each of the plans.

The Bank Plan

The Bank Plan provides for incentive payments based on threshold, targeted and premium performance in five performance measures (net earnings, return on average equity, efficiency ratio, 4-Cs growth and deposit growth).  The performance measures, which are set forth in the following table, are equally weighted and treated independently for purposes of qualifying for a potential pro-rata distribution.  It is not necessary to reach threshold levels on all five performance measures for payments to occur under the Bank Plan.

Performance  Measure                 Threshold           Target          Premium
 Net Earnings                           $49,945,000       $55,494,000   $ 58,269,000
ROAA                                             1.23%                1.37%              1.44%
Efficiency Ratio                               45.93%              44.85%             43.76%
4-Cs Growth                          $263,000,000    $292,000,000   $306,000,000
Deposit Growth                      $311,000,000    $346,000,000   $363,000,000

Each participant in the Bank Plan has been assigned a benchmark payment incentive.  The benchmark is a percentage of each participant’s salary and is based on responsibilities and/or duties.  The benchmark incentives vary by tier as follows:

Tier	Benchmark Incentive
CEO	60% of base salary
COO, CFO	50% of base salary
Other Executive Committee	40% of base salary
Grades 15 and above	20% of base salary
Grade 11-14	10% of base salary
Grades 10 and below	2% of base salary

The payout levels for threshold, target and premium performance are as follows:  threshold performance equals 75% of benchmark incentive, target performance equals 100% of benchmark incentive and premium performance equals 150% of benchmark incentive.

If a participant terminates employment prior to the payout date for the Bank Plan for reasons of death, retirement or disability, a pro-rata payout may be recommended to the Committee.  Terminations for any other reason result in the forfeiture of any award.

The Committee has the authority to approve, modify or disallow any payment under the Bank Plan based on subjective factors including, but not limited to, level of credit quality and interest rate risk.

The Bancorp Plan

The Bancorp Plan measures the Registrant’s performance in five areas relative to a peer group of publicly held banks and savings institutions.  The five areas of performance are: return on average assets, return on average equity, net interest spread, efficiency ratio and diluted earnings per share growth (as a percentage).

For the Bancorp Plan to become operative, performance under the Bank Plan must meet or exceed “threshold” performance in three of the five Bank Plan performance measures.

Payments will be made only if at least three of the five Bancorp Plan performance measures meet or exceed the 50th percentile ranking relative to the peer group.  Like the Bank Plan, each participant has been assigned a benchmark payment incentive.  The benchmark is a percentage of each participant’s salary and is based on responsibilities and/or duties.  The benchmark incentives vary by tier as follows:

Tier	Benchmark Incentive
CEO	50% of base salary
COO, CFO	40% of base salary
Other Executive Committee	30% of base salary
Grades 15 and above	15% of base salary
Grade 11-14	10% of base salary
Grades 10 and below	2% of base salary

Each of the five performance measures is weighted equally with a pro-rata factor ranging from .50 to 1.50 (depending on the Bancorp’s performance versus the peer group) assigned to each performance measure.  The pro-rata factors are then multiplied by 20% (representing the equal weight given to each performance measure).  The results are then totaled and multiplied by the benchmark incentives listed above to determine payments under the plan.

While the contemplated payout structure described above is similar to that of the Bank Plan, payments are entirely at the discretion of the Committee.

 2005 Bancorp Plan Awards

On May 24, 2005, the Committee also approved the following incentive-based and discretionary cash awards under the 2005 PFF Bancorp, Inc. Annual Incentive Plan to the following executive officers:

	Incentive	Discretionary
Larry M. Rinehart	$98,323	$49,162
Kevin McCarthy	52,437	26,219
Gregory C. Talbott	49,817	24,908
Gerald W. Groene	31,255	15,627
Gilbert F. Smith	29,055	14,528

Item 9.01        Financial Statements and Exhibits

      (c)              Exhibit No.        Description

                        10.15                Form of Performance-Based Award Agreement payable March

                                                31, 2006

                        10.16                Form of Performance-Based Award Agreement payable March

                                                31, 2007

                        10.17                Form of Performance-Based Award Agreement payable March

                                                31, 2008

683:
SIGNATURES
       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFF BANCORP, INC.

	By:	/s/ Gregory C. Talbott
Gregory C. Talbott Executive Vice President and Chief Financial Officer
Date: May 31, 2005